Exhibit 99.1

GLOBAL PARTNERS LP

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

TABLE OF CONTENTS

Report of Independent Auditors	2

Statement of Assets Acquired and Liabilities Assumed	4

Notes to Financial Statement	5

Report of Independent Auditors

To the Board of Directors of Global GP LLC and Unitholders of Global Partners LP

Opinion

We have audited the accompanying statement of assets acquired and liabilities assumed from Motiva Enterprises LLC (“Motiva”) by Global Partners LP (the “Partnership”) as of December 21, 2023, and the related notes (the “financial statement”).

In our opinion, the accompanying financial statement presents fairly, in all material respects, the assets acquired and liabilities assumed described in Note 2 as of December 21, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Partnership and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statement was prepared in connection with the Partnership’s acquisition from Motiva of certain refined product terminals and related assets and was prepared in accordance with a Securities and Exchange Commission (the “SEC”) waiver received by the Partnership, for the purpose of the Partnership complying with Rule 3-05 of the SEC’s Regulation S-X. The financial statement is not intended to be a complete presentation of the financial position of the net assets acquired on a separate stand-alone basis. As a result, the financial statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 28, 2024

GLOBAL PARTNERS LP

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(In thousands)

December 21,
2023
Assets acquired:
Inventories	$3,374
Property and equipment	318,574
Right of use assets	151
Intangible assets	2,000
Total assets acquired	324,099
Liabilities assumed:
Environmental liabilities	(10,774)
Lease liability	(151)
Total liabilities assumed	(10,925)
Net assets acquired	$313,174

See accompanying notes to the Statement of Assets Acquired and Liabilities Assumed

GLOBAL PARTNERS LP

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

Note 1.    Description of Assets Acquired

On December 21, 2023 (the “Acquisition Date”), Global Partners LP (the “Partnership”) completed the acquisition of 25 refined product terminals and related assets from Motiva Enterprises LLC (“Motiva”) which are located along the Atlantic Coast, in the Southeast and in Texas (the “Terminal Facilities”), pursuant to an Asset Purchase Agreement dated as of November 8, 2023 between the Partnership and Motiva. The purchase price was approximately $313.2 million, including inventory. The Partnership financed the transaction with borrowings under its revolving credit facility.

Note 2.    Summary of Significant Accounting Policies

Basis of Presentation

The assets acquired and liabilities assumed have not historically been accounted for separately from Motiva's business. In addition, stand-alone full financial statements related to the assets acquired and liabilities assumed have not been previously prepared. Pursuant to the authority granted under Rule 3-13 of Regulation S-X under the Securities and Exchange Act of 1934, as amended, the Securities and Exchange Commission permitted the Partnership to substitute an audited statement of assets acquired and liabilities assumed as of the Acquisition Date in lieu of the financial statements required by Rule 3-05 of Regulation S-X related to the acquisition of the Terminal Facilities.

The accompanying statement of assets acquired and liabilities assumed (the “Statement”) has been prepared in accordance with accounting principles general accepted in the United States (“GAAP”), and is not intended to be a complete presentation of the financial position of the net assets acquired on a separate stand-alone basis.

Use of Estimates

The preparation of the Statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Statement. The Partnership bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances at the time. Actual results may differ from those estimated amounts.

Allocation of Acquisition Purchase Price

Upon an acquisition, the Partnership first determines whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets in order to determine whether the acquisition should be accounted for as an asset acquisition. If the threshold is not substantially met, the Partnership then determines whether the acquisition meets the definition of a business (i.e., whether it includes, at a minimum, an input and a substantive process that together significantly contributes to the ability to create outputs).

Specific to the acquisition of the Terminal Facilities, consideration was given to the exception principle pertaining to the real estate assets acquired of real property and personal property and whether these assets should be considered a group of similar assets. Real property consists of land, buildings and improvements. Personal property consists largely of terminal facility equipment (terminal equipment, tanks, dock equipment and piping and fittings). These assets cannot be removed from the real property without significant cost (i.e., disassembly) and diminution in both utility and fair value to both the real property and personal property. Additionally, the real property and personal property have similar risk characteristics since the land and terminal equipment are both used in the process of blending, storing and transporting petroleum products. The real property and personal property operate as a combined unit of account in order for the Partnership to achieve a desired economic return from the Terminal Facilities. The Partnership also considered and concluded that the nature of the Terminal Facilities and the different geographic regions where the Terminal Facilities reside do not rise to separate risks based on how these assets operate in the marketplace.

GLOBAL PARTNERS LP

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

The Partnership utilized the services of an independent valuation consultant, along with estimates and assumptions provided by management, to estimate the fair value of the assets acquired and liabilities assumed.

As a result of its analysis, the Partnership concluded the acquisition of the Terminal Facilities did not meet the criteria of a business combination pursuant to ASC 805, “Business Combinations,” and therefore was accounted for as an asset acquisition.

Inventories

Inventory is primarily comprised of additives inventory and is carried at the lower of historical cost, on a first-in, first-out basis, or net realizable value.

Property and Equipment

Property and equipment are recorded at cost based on relative fair value, which establishes a new cost basis, at the Acquisition Date. The relative fair values for the acquired property and equipment are based on current market values and reproduction or replacement costs of similar assets.

Depreciation will be computed using straight-line method based on the estimated useful lives of buildings, docks, terminal equipment and improvements which range from 4 to 17 years and the estimated useful lives of fixtures and other equipment which range from 2 to 9 years.

Intangible Assets

Intangible assets consist of third-party customer contracts and will be amortized on a straight-line basis over the respective estimated periods for which the intangible assets will provide economic benefit to the Partnership, which the Partnerships expects to be five years. Third-party customer contracts were valued using the discounted cash flow method. Significant assumptions used in the valuations include projected cash flows including expected renewals and the discount rate.

Environmental Liabilities

The environmental liabilities assumed by the Partnership consisted of all of Motiva’s then-existing environmental liabilities from Motiva’s ownership or operation of the assets prior to the Acquisition Date, other than (a) certain liabilities related to the exposure or release of perfluoroalkyl and polyfluoroalkyl substances (otherwise known as PFAS) to the extent occurring prior to the Acquisition Date, and (b) certain fines or penalties issued by a governmental or regulatory authority for violations of environmental laws occurring prior to closing. Notwithstanding the Partnership’s assumption of the existing environmental liabilities, Motiva agreed to indemnify the Partnership for a period of three years post-acquisition for the following types of environmental liabilities arising from Motiva’s ownership or operation of the assets prior to closing: (i) the exposure of any person to hazardous materials, (ii) natural resources damages resulting from a release originating at an asset, (iii) disposal of hazardous materials at an offsite disposal facility, (iv) unknown environmental liabilities not otherwise disclosed to the Partnership prior to the Acquisition Date, or (v) the offsite migration of hazardous materials from a release originating at an asset. The fair value of the assumed environmental liabilities of $10.8 million was developed by management based on their estimates, assumptions and acquisition history, including reports from third-party environmental engineers.

GLOBAL PARTNERS LP

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

Note 3.    Property and Equipment

Property and equipment consisted of the following at December 21, 2023 (in thousands):

Land	$96,670
Terminal facility equipment	213,325
Buildings and improvements	6,796
Fixtures and other equipment	1,783
Total	$318,574

Note 4.    Commitments and Contingencies

Commitments and contingencies include matters such as, from time to time, claims, lawsuits, and government proceedings relating to the Terminal Facilities’ operations, including environmental, antitrust, patent infringement, business practices, commercial transactions, product and general liability, cybersecurity and privacy matters, workers’ compensation, auto liability, employment-related, and other matters. The ultimate outcome of any claims, lawsuits, and proceedings cannot be predicted with certainty. An estimated loss from these contingencies is recognized when the Partnership believes it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated; however, it is difficult to measure the actual loss that might be incurred related to these matters. If a loss is not considered probable and/or cannot be reasonably estimated, the Partnership is required to make a disclosure if there is at least a reasonable possibility that a significant loss may have been incurred. Legal fees associated with claims and lawsuits would be expensed as incurred. As of the Acquisition Date, there are no material accruals for pending litigation or claims for which accrual amounts are not disclosed, nor are material losses deemed probable for such matters.

Note 5.    Subsequent Event

Management has evaluated subsequent events for the period from December 21, 2023 through February 28, 2024, the date the Statement was available to be issued. There were no material subsequent events that required recognition or additional disclosure with the Statement and accompanying notes.